SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MILLENNIUM CHEMICALS INC.

(Exact Name of Co-Registrant as Specified in its Charter)

MILLENNIUM AMERICA INC.

(Exact Name of Co-Registrant as Specified in its Charter)

Delaware	22-3436215
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

20 Wight Avenue, Suite 100, Hunt Valley, Maryland 21030	21030
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-113841

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
4% Senior Convertible Debentures due November 15, 2023	NYSE

Securities to be registered pursuant to Section 12(g) of the Act:

None

Title of Class

Item 1. Description of Registrants’ Securities to be Registered

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Debentures” in Registrants’ prospectus, which constitutes a part of Registrants’ Registration Statement on Form S-3 (File No. 333-113841), as amended, (“Form S-3”) filed with the Securities and Exchange Commission, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrants pursuant to Rule 424(b) under the Securities Act which includes such description shall be deemed to be incorporated by reference into this Registration Statement.

Item 2. Exhibits

The following exhibits to this Registration Statement have been filed or incorporated by reference as exhibits to the Form S-3 and other documents filed by the Registrants with the Securities and Exchange Commission with respect to shares of the Common Stock, par value $0.01 per share, of Millennium Chemicals Inc. which are registered on the New York Stock Exchange.

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of Millennium Chemicals Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10-12B (File No. 1-12091) of Millennium Chemicals Inc.).

3.2	By-laws of Millennium Chemicals Inc., as amended on February 4, 2002 (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 2002 of Millennium Chemicals Inc.).

4.1	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10-12B(File No. 1-12091) of Millennium Chemicals Inc.).

4.2	Indenture relating to the 4% Convertible Senior Debentures due 2023, dated November 25, 2003 of Millennium Chemicals Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on November 25, 2003 of Millennium Chemicals Inc.).

4.3	Form of Debenture (included in Exhibit 4.2 above).

10.1	Registration Rights Agreement dated November 25, 2003 among Millennium Chemicals Inc., Millennium America Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC (incorporated by reference to Exhibit 10.1 to Form S-3).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 5, 2004

MILLENNIUM CHEMICALS INC.

By:	/s/ C. William Carmean
Name:	C. William Carmean
Title:	Senior Vice President,
General Counsel and
Secretary

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 5, 2004

MILLENNIUM AMERICA INC.

By:	/s/ C. William Carmean
Name:	C. William Carmean
Title:	Senior Vice President,
General Counsel and
Secretary

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